Exhibit 18 under Form N-1A
                                   Exhibit 24 under Item 601/Reg. S-K

                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of WORLD INVESTMENT
SERIES, INC. and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE


/s/ John F. Donahue           Chairman and DirectorNovember 21, 1995
John F. Donahue                (Chief Executive Officer)


/s/ Richard B. Fisher         President and DirectorNovember 21, 1995
Richard B. Fisher


/s/ David M. Taylor           Treasurer         November 21, 1995
David M. Taylor                 (Principal Financial and
                                 Accounting Officer)


/s/ Thomas G. Bigley          Director          November 21, 1995
Thomas G. Bigley


/s/ John T. Conroy, Jr.       Director          November 21, 1995
John T. Conroy, Jr.




SIGNATURES                    TITLE                          DATE


/s/ William J. Copeland       Director          November 21, 1995
William J. Copeland


/s/ James E. Dowd             Director          November 21, 1995
James E. Dowd


/s/ Lawrence D. Ellis         Director          November 21, 1995
Lawrence D. Ellis, M.D.
/s/ Edward L. Flaherty, Jr.   Director          November 21, 1995
Edward L. Flaherty, Jr.


/s/ Peter E. Madden           Director          November 21, 1995
Peter E. Madden


/s/ Gregor F. Meyer           Director          November 21, 1995
Gregor F. Meyer


/s/ John E. Murray, Jr.       Director          November 21, 1995
John E. Murray, Jr.


/s/ Wesley W. Posvar          Director          November 21, 1995
Wesley W. Posvar


/s/ Marjorie P. Smuts         Director          November 21, 1995
Marjorie P. Smuts


Sworn to and subscribed before me this  21st  day of   November     , 1995.
                                       -             --        -----


(SEAL)
/s/ Marie M. Hamm
                  --------------------------------------------

                    Notarial Seal
            Marie M. Hamm, Notary Public
             Plum Boro, Allegheny County
      My Commission Expires September 16, 1996